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                                  EXHIBIT 24.4
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                            CONSENT OF HOOKS & GERIK



The Board of Directors
FirstCity Financial Corporation

We hereby consent to the use in the Form S-8 Registration Statement to be filed on or about January 25, 1996 of our report dated May 14, 1993 relating to the financial statements of J-Hawk Corporation and Subsidiaries for the years ended December 31, 1992, which is incorporated by reference.




HOOKS & GERIK
January 25, 1996